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(xli)   STOCK OPTION AGREEMENT BETWEEN THE COMPANY AND FRED D. HIRT (DIRECTOR)
        DATED AUGUST 2, 1996

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                           STOCK OPTION AGREEMENT



STOCK OPTION AGREEMENT, dated as of August 2, 1996 (the "Grant Date" or the "Effective Date") between Viragen, Inc. a Delaware Corporation (the Company) and Fred D. Hirt ("Optionee").

The Company, pursuant to the provisions of its 1995 Stock Option Plan (the "Plan"), hereby grants to Optionee a qualified Incentive Stock Option ("ISO") acquire Common Stock, par value $.01 per share, of the Company (the "Common Stock"), subject to the following terms and conditions:

        1. Grant of Option. The Company hereby grants to Optionee an ISO (the "Option") to purchase up to 25,000 shares of Common Stock (the "Shares"), to be transferred upon the exercise thereof, fully paid and nonassessable.

        2. Exercise Price. The exercise price of the Shares subject to the Option shall be at market at the Grant Date, $3.96 per share. The Company shall pay all original issue or transfer taxes upon the exercise of the Option by Optionee.

        3. Exercisability of Option; Rights and Privileges. Subject to the provisions of Paragraph 6 hereof, the Option shall be exercisable by Optionee in whole or in part, at any time and from time to time, commencing on the Effective Date (the "Exercise Date") for a period of five (5) years.

 All granted but unexercised Options shall continue to be fully exercisable in accordance with the provisions herein:

                        (i) if there occurs any corporate transaction (which shall include a series of corporate transactions occurring within 60 days or occurring pursuant to a plan), that has the result that shareholders of the Company immediately before such transaction cease to own at least 66 2/3 percent of the voting stock of the Company in a (a) reorganization, (b) consolidation, (c) merger, (d) liquidation or (e) a similar of corporate transaction;

                        (ii) if the shareholders of the Company shall approve a plan of merger, consolidation, reorganization, liquidation or dissolution in which the Company does not survive (unless the approved merger, consolidation, reorganization, liquidation or dissolution is subsequently abandoned); or

                        (iii) if the shareholders of the Company shall approve a plan for the sale, lease, exchange or other disposition of all or substantially all the property and assets of the Company (unless such plan is subsequently abandoned).

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        4.      Non-Assignability of Option.  The Option shall not be given, granted, sold, exchanged, transferred, pledged, encumbered, assigned or otherwise disposed of by Optionee, other than by will or the laws of descent and distribution, and during the lifetime of Optionee, shall not be exercisable by any other person, but only by Optionee.

        5. Method of Exercise of Option. Optionee shall notify the Company by written notice, in the form of the Notice of Exercise attached hereto, delivered to the Companys principal office, attention: Chief Financial Officer. At the Optionees option, the payment for the Shares may be made either by Optionees check payable to the order to the Company in full payment for the total exercise price of the number of Shares purchased or by execution and delivery by the Optionee to the Company of a Note(s), in similar form and content as Notes previously used by the Company for similar purposes ("Note(s)"), dated as of each Notice of Exercise. As soon as practicable after the receipt of such Notice of Exercise and accompanying payment for the purchase of Shares, the Company shall, at its principal office, tender to Optionee a certificate or certificates issued in Optionees name evidencing the Shares purchased by Optionee hereunder.

        6.      Non-Disclosure of Confidential Information.

                A. Confidential Information. Optionee acknowledges that Optionee has been informed that it is the policy of the Company to maintain as secret and confidential all information relating to (i) the financial condition, businesses and interests of the Company and its affiliates, (ii) the systems, know-how, products, services, costs, inventions, patents, patent applications, formulae, research and development procedures, notes and results, computer software programs, marketing and sales techniques and/or programs, methods, methodologies, manuals, lists and other trade secrets heretofore or hereafter acquired, sold, developed and/or used by the Company and its affiliates and (iii) the nature and terms of the Company's and its affiliates' relationships with their respective customers, clients, suppliers, lenders, vendors, consultants, independent contractors and Optionees (all such information being hereinafter collectively referred to as "Confidential Information"), and Optionee further acknowledges that such Confidential Information is of great value to the Company and its affiliates and, in and by reason and as a result of Optionee's employment by the Company, Optionee will be making use of, acquiring and/or adding to such Confidential Information. Therefore, Optionee understands that it is reasonably necessary to protect the Company's and its affiliates' trade secrets, good will and business interests that Optionee agree and, accordingly, Optionee does hereby agree, that Optionee will not directly or indirectly (except where authorized by the Board of Directors of the Company for the benefit of the Company and/or its affiliate(s) and/or as required in the course of his term as a director) at any time hereafter divulge or disclose for any purpose whatsoever to any persons, firms, corporations or other entities other than the Company or its affiliates (hereinafter referred to collectively as "Third Parties"), or use or cause or authorize any Third Parties to use, any such Confidential Information, except as otherwise required by law.



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                B.      Company's Materials.  In accordance with the foregoing,
Optionee furthermore agrees that (i) Optionee will at no time retain or remove from the premises of the Company or its affiliates any research and development materials, drawings, notebooks, notes, reports, formulae, software programs or discs or other containers of software, manuals, data, books, records, materials or documents of any kind or description for any purpose unconnected with the strict performance of Optionee's duties with the Company and (ii) upon the cessation of Optionee's employment with the Company for any reason, Optionee shall forthwith deliver or cause to be delivered up to the Company any and all research and development materials, drawings, notebooks, notes, reports, formulae, software programs or discs or other containers of software, manuals, data, books, records, materials and other documents and materials in Optionee's possession or under Optionee's control relating to any Confidential Information or any property or information which is otherwise the property of the Company or its affiliates.

        7. Covenant Not-To-Compete. In view of the Confidential Information to be obtained by or disclosed to Optionee, because of the know-how acquired and to be acquired by Optionee, and as a material inducement to the Company to enter into this Agreement, issue the Options (as defined herein) and continue Optionees service as a director, Optionee covenants and agrees that, so long as Optionee is a director of the Company and for a period of two (2) years after Optionee ceases for any reason to be a director of the Company, Optionee shall not, directly or indirectly, (i) divert business from, (ii) solicit or transact any business competitive with the Company or its affiliates with, or (iii) sell any products or services sold or offered by the Company or its affiliates to, any customer or former customer of the Company or its affiliates. In addition, Optionee covenants and agrees that, so long as Optionee is a director of the Company and for a period of two (2) years after Optionee ceases for any reason to be a director of the Company, Optionee hereby agrees to refrain from, anywhere in the world (the "Geographical Area"), directly or indirectly owning, managing, operating, controlling or financing, or participating in the ownership, management, control or financing of, or being connected with or having an interest in, or otherwise taking any part as a stockholder, director, officer, employee, agent, consultant, partner or otherwise in, any business competitive with that engaged in or being developed by the Company or its affiliates during Optionee's term as a director. Without limitation of the foregoing, the Company's business is acknowledged to include the development, manufacture and sale of human leukocyte interferon therapy and products and other natural or recombinant technologies aimed at enhancing the human immune system. Optionee acknowledges that the Company's business is anticipated to be international in scope, that a similar business could effectively compete with the Company's and its affiliates businesses from any location in the world, and that, therefore, the restricted Geographical Area is reasonable in scope to protect the Company's and its affiliates' trade secrets and legitimate business interests.

        8. Companys Remedies for Breach of Sections 6 & 7. Optionee covenants and agrees that if Optionee shall violate or breach any of Optionee's covenants or agreements provided for in Sections 6 or 7 hereof, the Company and/or its affiliates shall be entitled to an accounting and repayment of all profits, compensation, commissions, remunerations or benefits which Optionee directly or indirectly has realized or realizes as a result of, growing out of or in



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connection with any such violation or breach.  In addition, in the event of a breach or violation or threatened or imminent breach or violation of any provisions of Sections 6 or 7 hereof, the Company and/or its affiliates shall be entitled to a temporary and permanent injunction or any other appropriate decree of specific performance or equitable relief, without posting of bond, from a court of competent jurisdiction in order to prevent, prohibit or restrain any such breach or violation or threatened or imminent breach or violation by Optionee, by Optionee's partners, agents, representatives, servants, the Companys or Optionees and/or by any third parties. The Company shall be entitled to such injunctive or other equitable relief in addition to any damages which are suffered, and the prevailing party shall be entitled to reasonable attorneys' and paralegals' fees and costs and other costs incurred in connection with any such litigation, both before and at trial and at all tribunal levels. Resort by the Company and/or its affiliates to such injunctive or other equitable relief shall not be deemed to waive or to limit in any respect any other rights or remedies which the Company or its affiliates may have with respect to such breach or violation.

        9.      Reasonableness of Restrictions.

                A. Reasonableness. Optionee acknowledges that any breach or violation of Sections 6 or 7 hereof will cause irreparable injury and damage and incalculable harm to the Company and its affiliates and that it would be very difficult or impossible to measure the damages resulting from any such breach or violation. Optionee further acknowledges that Optionee has carefully read and considered the provisions of Sections 6, 7 and 8 hereof and, having done so, agrees that the restrictions and remedies set forth in such Sections (including, but not limited to, the time period, geographical and types of restrictions imposed) are fair and reasonable and are reasonably required for the protection of the business, trade secrets, interests and goodwill of the Company and its affiliates.

                B. Severability. Optionee understands and intends that each provision and restriction agreed to by Optionee in Sections 6, 7 and 8 hereof shall be construed as separate and divisible from every other provision and restriction and that, in the event that any one of the provisions of, or restrictions in, Sections 6, 7 and/or 8 hereof shall be held to be invalid or unenforceable, the remaining provisions thereof and restrictions therein shall nevertheless continue to be valid and enforceable as though the invalid or unenforceable provisions or restrictions had not been included therein, and any one or more of such valid provisions and restrictions may be enforced in whole or in part as the circumstances warrant. In the event that any such provision relating to time period and/or geographical and/or type of restriction shall be declared by a court of competent jurisdiction to exceed the maximum or permissible time period, geographical area or type of restriction such court deems reasonable and enforceable, said time period and/or geographical and/or type of restriction shall be deemed to become and shall thereafter be the maximum time period and/or geographical restriction and/or type of restriction which such court deems reasonable and enforceable.



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                C.      Survivability.  The restrictions, acknowledgments,
covenants and agreements of Optionee set forth in Sections 6, 7, 8 and 9 of this Agreement shall survive any termination of this Agreement or of Optionee's ceasing to be a director of the Company for any reason.

                D. Comparable Restrictions. The Company agrees that it will use its best efforts to have other directors execute and observe agreements containing similar provisions as are contained in Sections 6, 7, and 8 hereof.

        10. Termination of Option. To the extent exercisable but not exercised, the Option shall terminate upon the first to occur of the following dates:

                (a) five (5) years from the Exercise Date as defined herein; or

                (b) the expiration of ninety (90) days following the date the Optionees ceases for any reason to be a director of the Company and/or any of its subsidiaries included in the Plan, except in the case of the Optionees death or permanent disability, in which case paragraph 7(a) herein would remain in effect.

Subject to the provisions of this paragraph, in the event of Optionees death, the exercisable but unexercised portion of the Option may be exercised by the estate of Optionee, or by the person who acquired the right to exercise the Option by bequest or inheritance or by reason of the death of Optionee.

        11. Pledge of Shares. If payment for the purchase of Shares under this Option is made through execution and delivery of a Note(s), effective upon Optionee's purchase(s) of the Shares and the delivery of the Note(s), in order to secure the Company's obligations under the Note(s), Optionee hereby pledges, assigns and sets over to the Company, and grants to the Company a security interest in, the Shares. The Shares pledged pursuant hereto shall be maintained in escrow with Atlas, Pearlman, Trop & Borkson, P.A. pursuant to the terms of a Pledge and Escrow Agreement previously used by the Company for similar purposes, which shall be executed by Optionee and the Company upon delivery of a Note(s). As long as any Shares remain subject to the lien of the Pledge, such Shares may not be further pledged or encumbered in any manner, and shall not be sold, transferred or otherwise disposed of the Escrow Agent shall not be required to relinquish the Pledge or the Escrow Agent's possession of the certificates evidencing the Shares, unless no later than concurrently with the sale of the Shares pursuant to the S-8 registration, all Notes which are secured by such Shares are paid in full. In the event any of the Shares are to be titled in the name of an immediate family member of Optionee or a trust pursuant to the terms herein, as a condition thereto the designated title holder(s) of such Shares shall execute and deliver to the Company a pledge and escrow agreement, in form and content reasonably satisfactory to the Company and its counsel, consistent with the terms herein. No transfer of Shares to, or designation by Optionee of (for the purposes of owning Shares) any person or entity shall relieve Optionee of any of his obligations under the Note(s) or this Agreement. With respect to



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each Note under which a voluntary prepayment is made by Optionee, provided that interest payments on such Note are current through the date of prepayment and such Note is not in default and has not been accelerated, for each $19,800 of principal paid by Optionee under such Note, 5,000 Shares of the Shares pledged to secure such Note shall be released from the lien of the Pledge. As long as no event of default has occurred with respect to a Note and no event giving right to accelerate such Note has occurred, Optionee shall retain all voting rights with respect to all Shares securing such Note. Following an event of default or an acceleration event, the Company shall have and may exercise all voting rights with respect to such Shares. Optionee hereby irrevocably appoints the Company Optionee's attorney in fact for such purpose, it being acknowledged that such appointment is coupled with an interest. Any dividends or distributions payable in respect of any Shares subject to the Pledge shall automatically be applied to pay down the Note(s) in inverse order of their respective maturity date(s). In the event of a default under any Note, in addition to and not in limitation or lieu of any other rights or remedies the Company may have against Optionee as a result of such default, the Company may exercise all of its rights at law and in equity as a secured party, including without limitation under the Uniform Commercial Code, with respect to all Shares then securing the Note with respect to which the default has occurred. Upon a default, without limiting any of the Company's other rights and remedies, the Company may conduct a public or private foreclosure sale of the Shares securing the Note with respect to which the default has occurred. Optionee agrees that 10 days notice to him of any private sale is fair and reasonable. The Company may be the purchaser at any public foreclosure sale, and may bid any commercially reasonable amount at such sale. In all events, in the event of a public or private foreclosure sale, Optionee shall be liable for any deficiency. All of the Company's rights and remedies under the Note(s), the Pledge and this Agreement, and at law or in equity, are cumulative, and none is intended to be in substitution or in lieu of, nor is the exercise of one intended to be a waiver of, any other. The Company shall have no obligation to proceed against the Shares before proceeding against Optionee with respect to any default under any of the Notes.

        12. Securities Laws. The Company represents and warrants that (i) all shares underlying the Options will be issued from shares authorized by and subject to the provisions of the Plan (ii) the Plan and the shares underlying the Options have been registered under the applicable regulations of the Securities and Exchange Commission on Form S-8 (iii) such registration is effective as of the Effective Date, and (iv) such registration covering the shares underlying the Options will be maintained as effective for the longer of
(a) the Director Term or (b) the Exercise Period of the Options as defined herein.

        13. Adjustment of Shares. If at any time prior to the expiration or exercise in full of the Option, there shall be any increase or decrease in the number of issued and outstanding shares of the Common Stock through the declaration of a stock dividend or through any recapitalization resulting in a stock split-up, combination or exchange of the Common Stock, then and in such event:



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                (i)     appropriate adjustment shall be made in the maximum
number of Shares available for grant, so that the same percentage of the Companys issued and outstanding Shares shall continue to be subject to being so optioned; and

                (ii) appropriate adjustment shall be made in the number of Shares, and the exercise price per Share thereof, that remain unexercised under the Option, so that the same percentage of the Companys issued and outstanding shares of Common Stock shall remain subject to purchase at the same aggregate exercise price.

Except as otherwise expressly provided herein, the issuance by the Company of shares of its capital stock of any class, or securities convertible into shares of capital stock of any class, either in connection with a direct sale of upon the exercise of rights or warrants to subscribe therefore, or upon conversions of shares or obligations the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of exercise price of the Shares that remain unexercised under the Option.

Without limiting the generality of the foregoing, the existence of unexercised Shares under the Option shall not affect in any manner the right or power of the Company to make, authorize or consummate (i) any or all adjustments, recapitalizations, reorganizations or other changes in the Companys capital structure or its business; (ii) any merger or consolidation of the Company;
(iii) any issue by the Company of debt securities, or preferred or preference stock that would rank above the Shares issuable upon exercise of the Option;
(iv) the dissolution or liquidation of the Company; (v) any sale, transfer or assignment of all or any part of the assets or business of the Company; or (vi) any other corporate act or proceeding, whether of a similar character or otherwise.

        14. No Rights as Stockholder. Optionee shall have no rights as a stockholder of the Company in respect of the Shares as to which the Option shall not have been exercised and payments made therefore as herein provided.

        15. Binding Effect. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties hereto, their heirs, legal representatives, successors and permitted assigns. Optionee acknowledges that Optionee has read and understands the Plan and agrees to abide by its terms.



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        16.     Governing Law.  This Agreement shall be governed by and
construed in accordance with the laws of the State of Delaware, without giving effect to the conflict of laws principles thereof. All terms not defined in this Agreement shall have the same meaning as in the Plan.

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


                                                  VIRAGEN, INC.


                                           By:  /s/ Charles F. Fistel
                                                ----------------------------
                                                    Charles F. Fistel
                                                    Executive Vice President


                                                  OPTIONEE


                                                /s/ Fred D. Hirt
                                                ----------------------------
                                                    Fred D. Hirt






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                             NOTICE OF EXERCISE


The undersigned hereby irrevocably elects to exercise the within Option to the extent of purchasing __________ shares of Common Stock of Viragen, Inc., a Delaware Corporation, and hereby makes payments of $________ in payment thereof.



                                        __________________________
                                        Signature



                                        __________________________
                                        Date







INSTRUCTIONS FOR ISSUANCE OF STOCK AND CORPORATE RECORDS



Name:   _______________________________________
        (Please type or print in block letters)

Address:        _______________________________

                _______________________________


Social  Security #: ___________________________

Phone #: (____)________________________________

Fax #:   (____)________________________________




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